                                                                     Exhibit 4.5



                       PREFERRED STOCK PURCHASE AGREEMENT

                                  by and among

                            INTEK INFORMATION INC.,

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.,

                         SQUAM LAKE INVESTORS II, L.P.,

                                      and

                              BAIN & COMPANY, INC.

                          dated as of February 3, 1997

                               Table of Contents


                                  Section                                              Page
                                  -------                                              ----
I.   Issuance and Sale of Securities...............................................     1

     1.1.   The Purchase...........................................................     1
     1.2.   The Closing............................................................     2

II.  Representations and Warranties of the Company.................................     3

     2.1.   Organization and Good Standing; Power and Authority; Qualifications....     3
     2.2.   Authorization of the Documents.........................................     4
     2.3.   Capitalization.........................................................     4
     2.4.   Authorization and Issuance of Capital Stock............................     6
     2.5.   Reservation of Shares..................................................     6
     2.6.   Financial Statements...................................................     6
     2.7.   Absence of Undisclosed Liabilities.....................................     7
     2.8.   Absence of Material Changes............................................     7
     2.9.   No Conflict............................................................     8
     2.10   Agreements.............................................................     9
     2.11.  Patents, Trademarks, etc...............................................     9
     2.12.  Equity Investments; Subsidiaries.......................................    10
     2.13.  Corporate Minute Books.................................................    10
     2.14.  Suitability............................................................    10
     2.15.  Assets.................................................................    10
     2.16.  Employee Benefit Plans.................................................    11
     2.17.  Labor Relations; Employees.............................................    14
     2.18.  Litigation; Orders.....................................................    15
     2.19.  Compliance with Laws; Permits..........................................    15
     2.20.  Offering Exemption.....................................................    15
     2.21.  Related Transactions...................................................    16
     2.22.  Disclosure.............................................................    16
     2.23.  Taxes..................................................................    16
     2.24.  Environmental Protection...............................................    18
     2.25.  Consents...............................................................    20
     2.26.  Insurance..............................................................    20
     2.27.  Brokers................................................................    21
     2.28.  Use of Proceeds........................................................    21
     2.29.  Previous Issuances Exempt..............................................    21
     2.30.  Real Property..........................................................    21

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
      2.31.  Accounts Receivable...................................................     22
      2.32.  Investment Banking Services...........................................     22
      2.33.  Registration Rights...................................................     23

III.  Representations and Warranties of the Investors..............................     23

      3.1.   Investor Representations..............................................     23
      3.2.   Representations and Warranties of Beacon..............................     24
      3.3.   Representations and Warranties of Bain................................     24
      3.4.   Representations and Warranties of SLI.................................     25

IV.   Certain Covenants............................................................     26

      4.1.   Operation of the Business Prior to Closing............................     26
      4.2.   Conduct of Business of the Company Prior to Closing...................     26
      4.3.   Third Party Consents Prior to Closing.................................     28
      4.4.   No Negotiation Prior to Closing.......................................     28
      4.5.   Access to Records Prior to Closing....................................     29
      4.6.   Post-Closing Covenants................................................     29

V.    Survival of Representations, Warranties, Agreements and Covenants, etc.......     32

VI.   Expenses.....................................................................     32

VII.  Indemnification..............................................................     33

      7.1.   General Indemnification...............................................     33
      7.2.   Indemnification Principles............................................     33
      7.3.   Claim Notice..........................................................     34
      7.4.   Claim Procedure.......................................................     34

VIII. Miscellaneous................................................................     36

      8.1.   Remedies..............................................................     36
      8.2.   Transfer Taxes........................................................     36
      8.3.   Further Assurances....................................................     37
      8.4.   Successors and Assigns; Assignment....................................     37
      8.5.   Entire Agreement......................................................     37
      8.6.   Notices...............................................................     37
      8.7.   Amendments............................................................     39
      8.8.   Counterparts..........................................................     39

      8.9.  Headings.................................................................  39
      8.10. Nouns and Pronouns.......................................................  39
      8.11. Governing Law............................................................  39
      8.12. Severability.............................................................  40
      8.13. Knowledge................................................................  40
      8.14. Option Financing.........................................................  40
      8.15. Termination..............................................................  41

                                   Exhibits

A - Legal Opinions
B - Amended and Restated Certificate of Incorporation
C - By-laws
D - Escrow Agreement with Chrisman, Bynum & Johnson, P.C.
E - Shareholders' Agreement
F - Registration Rights Agreements
G - Note
H - Subordination Letter

                             Index of Defined Terms


Term                                                                   Section
----                                                                 -----------

Acquired Corporation..............................................       8.14
ACM...............................................................       2.24
Affiliated Group..................................................       2.23
Bain..............................................................   Preamble
Bain Entities.....................................................   Preamble
Balance Sheet Date................................................        2.6
Beacon............................................................   Preamble
Claim Notice......................................................        7.3
Closing...........................................................        1.2
Closing Date......................................................        1.2
Common Stock......................................................        2.3
Company...........................................................   Preamble
Company Benefit Plan..............................................       2.16
Company Financial Statements......................................        2.6
Contract..........................................................       2.10
Conversion Shares.................................................        2.3
Documents.........................................................        2.1
Employee..........................................................       2.16
Employee Agreement................................................       2.16
Encumbrances......................................................        2.3
Environmental Costs...............................................       2.24
Environmental Laws................................................       2.24
Environmental Matter..............................................       2.24
Environmental Permits.............................................       2.24
ERISA.............................................................       2.16
ERISA Affiliate...................................................       2.16
Exchange Act......................................................       2.21
GAAP..............................................................        2.6
Hazardous Substances..............................................       2.24
Investor..........................................................   Preamble
Investor Entity...................................................       11.1
IPO...............................................................       5.10
Leased Real Properties............................................       2.31
Litigation........................................................       21.0
Losses............................................................        7.2
Material Adverse Effect...........................................        2.1
Merger............................................................       8.14
Merger Agreement..................................................       8.14
Note..............................................................       8.14
Owned Real Properties.............................................       2.30
Option............................................................       8.14
Option Financing..................................................       8.14
Option Financing Closing Date.....................................       8.14
PCBs..............................................................       2.24
Pension Plan......................................................       2.16
Permitted Encumbrances............................................       2.30
Preferred Stock...................................................        2.3
Purchase..........................................................        1.1(b)
Purchase Price....................................................        1.1(b)
Real Properties...................................................       2.30
Registration Rights Agreement.....................................        2.1
Return............................................................       2.23
Securities Act....................................................       2.14
Series B Preferred Stock..........................................   Recitals
Shareholders' Agreement...........................................        2.1
SLI...............................................................   Preamble
Subsidiary........................................................       2.12
Subordination Letter..............................................       8.14
Taxes.............................................................       2.23
Transaction Proposals.............................................        4.4

                       PREFERRED STOCK PURCHASE AGREEMENT

     AGREEMENT, dated as of February 3, 1997, by and among INTEK INFORMATION INC., a Delaware corporation (the "Company"), THE BEACON GROUP III - FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon"), SQUAM LAKE INVESTORS II, L.P., a Delaware limited partnership ("SLI") and BAIN & COMPANY, INC., a Massachusetts corporation ("Bain"). (Bain and SLI are collectively referred to herein as the "Bain Entities") (Beacon and the Bain Entities are collectively referred to herein as the "Investors," and each of them is referred to herein as "Investor")

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company wishes to sell to Beacon and the Bain Entities, and Beacon and the Bain Entities wish to purchase from the Company, shares of Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock").

     ACCORDINGLY, the parties hereto hereby agree as follows:


                      I.  Issuance and Sale of Securities

     1.1. The Purchase
          ------------

     (a) On the date hereof, the Company shall issue the Note (as defined in Section 8.14) to Beacon in exchange for the payment therefor by Beacon of $800,000, and each of Eden Financial Group. Inc., Fundmark Investment Company Services, Inc. and Timothy C. O'Crowley shall execute and deliver the Subordination Letter (as defined in Section 8.14) to Beacon. The proceeds to the Company from the sale of the Note shall be used to purchase an option to acquire PROTOCALL New Business Specialists, Inc. pursuant to the terms of the Merger Agreement (as defined in Section 8.14) and to make certain preliminary payments in connection therewith.

     (b) At the Closing (as defined in Section 1.2(a)), (i) Beacon shall purchase from the Company and the Company shall sell to Beacon 9,615,738 shares of Series B Preferred Stock, (ii) Bain shall purchase from the Company and the Company shall sell to Bain 287,191 shares of Series B Preferred Stock and (iii) SLI shall purchase from the

Company and the Company shall sell to SLI 287,191 shares of Series B Preferred Stock (the "Purchase"). The aggregate purchase price (the "Purchase Price") to be paid (i) by Beacon for the Series B Preferred Stock purchased by it hereunder is $16,740,999.86, including the amount of principal due under the Note, if any, that is forgiven by Beacon upon consummation of the Merger (as defined in Section 8.14) and (ii) by each of Bain and SLI for the Series B Preferred Stock purchased by them, respectively, hereunder is $499,999.53. The respective obligations of Beacon, Bain and SLI hereunder are several and not joint.

     1.2. The Closing
          -----------

     (a) The closing of the Purchase (the "Closing") shall take place at the offices of Chrisman, Bynum & Johnson, P.C. ("CBJ"), 1900 15th Street, Boulder, Colorado 80302 on a date (the "Closing Date") as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Sections 5 and 6 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment of such conditions).

     (b) At the Closing, the Company shall deliver to each of Beacon, Bain and SLI a certificate or certificates representing the respective shares of Series B Preferred Stock purchased by them, registered in the name of Beacon, Bain or SLI, as the case may be. Delivery of such certificates to Beacon, Bain and SLI shall be made against receipt at the Closing by the Company from each of Beacon, Bain and SLI of their respective portions of the Purchase Price, which shall be paid by wire transfers to an account designated at least one business day prior to the Closing by the Company.

     (c) At the Closing, (i) Chrisman, Bynum & Johnson, P.C., counsel to the Company, shall deliver to the Investors its opinion substantially in the form of Exhibit A-1 attached hereto, (ii) the McNair Law Firm, counsel to Resource Bancshares Corporation, shall deliver to the Investors its opinion substantially in the form of Exhibit A-2 attached hereto, (iii) the Company shall deliver to the Investors copies of the Company's Certified Amended and Restated Certificate of Incorporation substantially in the form of Exhibit B attached hereto and the Company's By-Laws substantially in the form of Exhibit C attached hereto, each certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing, and (iv) each of the Investors, the Company and the other stockholders of the Company shall deliver duly executed counterparts to the Shareholders' Agreement (as defined in Section 2.1) and the various Registration Rights Agreements (as defined in Section 2.1) to which they are parties.

     (d) Simultaneous with the Closing, (i) the Company's warrants number W-1 (issued to O'Crowley) and W-2 (issued to Resource Bancshares Corporation) shall be canceled and of no further force or effect, and the Company shall deliver to Beacon evidence satisfactory to Beacon in this regard, and (ii) the Company shall repurchase from Resource Bancshares Corporation 5,000 shares of the Company's Series A Preferred Stock, par value of $.001 per share, in exchange for an aggregate purchase price of $1,741,000.

     (e) At the Closing, the Company shall deliver to the Investors a certificate, dated the Closing Date and executed by the Chief Executive Officer of the Company, certifying to the effect that (i) each of the representations and warranties of the Company set forth in this Agreement are accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date and (ii) each of the covenants and obligations that the Company is obligated to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

     (f) Other than (i) the opinion of CB&J to be delivered in connection with the Option Financing, (ii) the Note and (iii) the Subordination Letter (each of which shall be delivered to Beacon simultaneously with the execution of this Agreement and the delivery by Beacon to the Company of the Option Financing), the certificates, instruments and other documents that are to be delivered at the Closing pursuant to this Section 1.2 shall be duly executed and delivered to CB&J on the date hereof and held in escrow by CB&J pursuant to the terms of and escrow agreement substantially in the form attached hereto as Exhibit F.

     (g) At the Closing, the Company shall execute and deliver indemnification agreements for the benefit of Thomas G. Mendell and Eric R. Wilkinson that are in the same form and substance as any indemnification agreements with directors in effect as of the date hereof.


               II.  Representations and Warranties of the Company

     The Company hereby represents and warrants to the Investors as follows as of the date hereof and as of the Closing Date:

     2.1. Organization and Good Standing; Power and Authority; Qualifications.
          -------------------------------------------------------------------
The Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (c) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement, the shareholders' agreement among the Company, Beacon, the Bain Entities and each and every other holder of equity securities of the Company, in the form of Exhibit E hereto (the "Shareholders' Agreement") (i) the registration rights agreement between the Company and Beacon, in the form of Exhibit E-1 hereto and (ii) the registration rights agreement among the Company, the Bain Entities and certain other parties, in the form of Exhibit E-2 hereto (the "Registration Rights Agreements," together with this Agreement, the Shareholders' Agreement and the Note (as defined in Section 8.14) and the Subordination Letter (as defined in Section 8.14), the "Documents"). The Company is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company (a "Material Adverse Effect").

     2.2. Authorization of the Documents.  The execution, delivery and
          ------------------------------
performance of each of the Documents has been duly authorized by all requisite corporate action on the part of the Company, and each of the Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting creditors' rights generally. As of the Closing Date, each holder of issued and outstanding voting shares of the Company has executed and delivered the Shareholders' Agreement.

     2.3. Capitalization
          --------------

          (a) The authorized capitalization of the Company immediately following the Purchase will consist of:

              (i) Preferred Stock. 20,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), of which (A) 20,000 shares have been designated Series A Preferred Stock (including the 5,000 shares of Series A Preferred Stock that will have been repurchased and automatically canceled in connection with the transactions contemplated by this Agreement), (B) 12,532,248, shares have been designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (C) 7,447,752 shares of "blank check" preferred stock that have no designation and none of which have been issued or are outstanding. All of the shares of Series A Preferred Stock have been validly issued and are outstanding, fully paid and nonassessable and free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances"). As of the Closing, (A) 12,053,391 shares of Series B Preferred Stock, comprised of (1) 9,615,738 shares of Series B Preferred Stock issued to Beacon as contemplated by this Agreement, (2) 287,191 shares of Series B Preferred Stock issued to Bain as contemplated by this Agreement, and (3) 287,191 shares of Series B Preferred Stock issued to SLI as contemplated by this Agreement will be validly issued and outstanding, fully paid and nonassessable and free and clear of all Encumbrances (except for Encumbrances arising under the Documents), and (B) 1,863,271 authorized shares of Series B Preferred Stock are currently expected to be issued in connection with the Company's proposed acquisition of another business after which issuance, all authorized shares of Series B Preferred Stock will be validly issued, outstanding, fully paid and nonassessable and free and clear of all Encumbrances.

              (ii) Common Stock. 45,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of which 7,428,571 shares have been validly issued, and are outstanding, fully paid and nonassessable and free and clear of all Encumbrances.

          (b) Schedule 2.3(b) hereto contains a list of (i) all holders of record of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other securities of the Company, which names all persons entitled of record to receive such shares or other securities, the shares of capital stock or other securities required to be issued thereunder as of the date hereof and the price per share, if any, payable with respect to the issuance of any share of capital stock issuable thereunder. Except as set forth on Schedule 2.3(b), the Company has no knowledge of the names of any beneficial owners of shares of capital stock of the Company who are not otherwise holders of record. Except as set forth on Schedule 2.3(b) or as contemplated by the Documents there is, and immediately after the Closing there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, warrant, etc.,) (i) with respect to which the

Company is a party and (ii) with respect to the best knowledge of the Company, to which the Company is not a party with respect to the purchase, sale or voting of any shares of capital stock or other securities of the Company pursuant to any provision of law, the Certificate of Incorporation or By-laws of the Company, any agreement or otherwise. Except as contemplated by the Documents or except for the right to vote its shares of capital stock of the Company for the election of directors, no person has the right to nominate or elect one or more directors of the Company.

          (c) The shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued to the Investors on the date of the Closing under this Agreement (the "Conversion Shares") represent, in the aggregate, (i) (prior to accounting for the issuance of Series B Preferred Stock in connection with the contemplated acquisition of another business as described in clause (B) of Subsection 2.3(a)(i) above, the repurchase of 5,000 shares of Series A Preferred Stock as contemplated in Section 1.2(d) above and any issuance of capital stock of the Company pursuant to any Stock Option Plan or Employee Stock Purchase
Plan) 47.1% of the outstanding Common Stock of the Company on the date of the Closing on a fully diluted basis and the voting power of such issued shares will represent, in the aggregate, 47.1% of the total number of votes able to be cast on any matter by all voting securities of the Company (other than any matter that the holders of Series A Preferred Stock are entitled by law to vote on as a separate class and any matter to be voted on by the holders of shares of Series B Preferred Stock as a separate class) on the date of the Closing on a fully diluted basis, and (ii) (after accounting for the issuance of Series B Preferred Stock in connection with the contemplated acquisition of another business as described in clause (B) of Subsection 2.3(a)(i) above, the repurchase of 5,000 shares of Series A Preferred Stock as contemplated in Section 1.2(d) above and the issuance of the maximum number of shares of capital stock of the Company issuable pursuant to any options or rights then outstanding under any stock option plan or employee stock purchase plan) 37.1% of the outstanding Common Stock of the Company on the date of the Closing on a fully diluted basis.

     2.4. Authorization and Issuance of Capital Stock.  The authorization,
          -------------------------------------------
issuance, sale and delivery of the Series B Preferred Stock pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company, and when issued, sold and delivered in accordance with this Agreement, the Series B Preferred Stock and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by any of the Investors, and, except as set forth in the Shareholders' Agreement, not subject to preemptive or similar rights of the stockholders of the Company or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the Company are as stated in the Company's Certificate of Incorporation and the Documents.

     2.5. Reservation of Shares.  The Company has reserved a sufficient number
          ---------------------
of shares of Common Stock for issuance to the Investors upon the conversion of the Series B Preferred Stock issued to the Investors on the date of the Closing in accordance with this Agreement.

     2.6. Financial Statements.  The Company has furnished to the Investors the
          --------------------
unaudited statements of income, stockholders' equity and cash flows of the Company for the period commencing upon the Company's inception through July 31, 1996 and the unaudited balance sheet of the Company as of such date, and the unaudited balance sheet of the Company as of November 30, 1996 (the "Balance Sheet Date") and the related unaudited statements of income and cash flows for the three month period ended November 30, 1996 (all such financial statements, the "Company Financial Statements"). All such financial statements (i) are in accordance with the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that such unaudited financial statements do not contain (i) all of the footnotes required under GAAP or (ii) customary year-end adjustments) and
(iii) fairly and accurately present the financial position of the Company and its consolidated subsidiaries as of July 31, 1996 and November 30, 1996, respectively, and the results of its operations and cash flows for the period commencing upon the Company's inception through July 31, 1996 and for the four months ended November 30, 1996, respectively.

     2.7. Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------
2.7, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Company Financial Statements, (ii) other liabilities or obligations that were incurred after November 30, 1996 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and that do not exceed $10,000 in the aggregate, and (iii) liabilities or obligations under Contracts listed in the Schedules to this Agreement or under Contracts that are not required to be disclosed therein (but not liabilities for breaches thereof).

     2.8. Absence of Material Changes.  Except as set forth on Schedule 2.8,
          ---------------------------
since November 30, 1996, the Company has conducted its business in the ordinary course, consistent with past practice and there has not been (a) any Material Adverse Effect or any event or condition (other than events or conditions affecting the Company's industry generally and which have been publicly reported) which could reasonably be expected to have such a Material Adverse Effect, (b) any waiver or cancellation of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (c) any payment, discharge or satisfaction of any claim, liability or obligation of the Company other than in the ordinary course of business, (d) any Encumbrance upon the assets of the Company other than any Permitted Encumbrance (as defined in Section 2.30), (e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company, (f) any issuance of any stock, bonds or other securities of the Company, (g) any sale, assignment or transfer of any tangible or intangible assets of the Company except in the ordinary course of business, (h) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Company, (j) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company, (k) any change in the accounting or tax methods, practices or policies, or of any material tax election of the Company, (l) any indebtedness incurred for borrowed money by the Company other than in the ordinary course of business, (m) any amendment to or termination of any material agreement to which the Company is a party other than the expiration of any such agreement in accordance with its terms, (n) any change of which either (i) the Company has received notice or (ii) otherwise has knowledge with respect to the regulation of the Company or its activities by any administrative agency or governmental body to the extent such change has had or could reasonably be expected to have a Material Adverse Effect, (o) any material change in the manner of business or operations of the Company (including, without limitation, any accelerations or deferral of the payment of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (p) any capital expenditures or commitments therefor by the Company that aggregate in excess of $10,000, (q) except for any amendments to the Company's certificate of incorporation and by-laws required in connection with the transactions contemplated by this Agreement, any amendment of the certificate of incorporation, by-laws or other organizational documents of the Company, (r) any transaction entered into by the Company other than in the ordinary course of business or any other material transaction entered into by the Company whether or not in the ordinary course of business, or (s) any agreement or commitment (contingent or otherwise) by the Company to do any of the foregoing.

     2.9.  No Conflict.  The execution and delivery by the Company of the
           -----------
Documents and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery by the Company of the Series B Preferred Stock and the Conversion Shares) will not
(a) (relying, in part, upon the representations and warranties of the Investors in Article III, where applicable) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of its properties or assets under, any Contract to which it is a party or (c) violate its certificate of incorporation or by-laws or other organizational documents.

     2.10. Agreements
           ----------

           (a) Except as set forth on Schedule 2.10, the Company is not a party to any contract, agreement, indenture, mortgage, guaranty, lease, license or understanding, written or oral (a "Contract"), other than any Contract which
(i) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which the Company has no liability, contingent or otherwise, or (ii) involves monthly payments to or from the Company (as opposed to an indemnity agreement or similar contract under which the Company has any contingent liability) which monthly payments do not aggregate on an annual basis to $10,000 or more, and in each case, is not material to the business or financial condition of the Company.

           (b) Complete copies (or, if oral, full written descriptions) of all Contracts required to be listed on Schedule 2.10, including all amendments thereto, have been provided to Beacon. Each of such Contracts is, as of the date hereof, and will continue to be at and after the Closing, a legal, valid, and binding obligation of, enforceable against, and in full force and effect against, the Company and, to the best knowledge of the

Company, the other parties thereto. There is no breach, violation or default by the Company and no event (including, without limitation, the consummation of the transactions contemplated by the Documents) which, with notice or lapse of time or both, would (i) constitute a breach, violation or default by the Company under any such Contract or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any such Contract. To the best of the Company's knowledge, except as set forth on Schedule 2.10, no other party to any of such Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

     2.11.  Patents, Trademarks, etc.  To the Company's best knowledge, the
            ------------------------
Company owns, possesses or has the right to use pursuant to license, sublicense, agreement or permission all patents, inventions, trademarks, service marks, trade names, whether registered or otherwise, together with all goodwill associated therewith, copyrights, licenses, information, proprietary rights, and processes necessary for the lawful conduct of its business as now conducted, without any infringement of or conflict with the rights of others. Except as set forth in Schedule 2.11, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing intellectual property rights, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the conduct of the Company's business infringes or conflicts with the rights of others under patents, trademarks, copyrights and trade secrets. To the best of the Company's knowledge, except as set forth in
Schedule 2.11, the Company's business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including rights under patents, trademarks, copyrights and trade secrets.

     2.12.  Equity Investments; Subsidiaries.  Except as set forth in
            --------------------------------
Schedule 2.12, the Company has no Subsidiaries and has never owned, and does not presently own, directly or indirectly, any capital stock or other proprietary interest, directly or indirectly, in any company, association, trust, partnership, joint venture or other entity. For purposes of this Agreement, the term "Subsidiary" means, with respect to any person, any company, partnership or other entity (a) of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by such person or (b) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such person.

     2.13.  Corporate Minute Books.  The corporate records of the Company are
            ----------------------
correct and complete. True and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators of the Company since its inception has previously been provided to Beacon.

     2.14.  Suitability.  To the best knowledge of the Company, none of the
            -----------
events described in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), has occurred during the last five years with respect to any director or officer of the Company.

     2.15.  Assets
            ------

            (a) The Company has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any Encumbrances except (i) as disclosed in
Schedule 2.15(a), (ii) Encumbrances for taxes not yet due and payable, (iii) Encumbrances set forth on Schedule 2.15(a) for taxes and charges and other claims, the validity of which the Company is contesting in good faith or (iv) Permitted Encumbrances. The assets and properties owned by, or leased to, the Company are sufficient for the conduct of the business and operation of the Company as presently conducted and as presently proposed to be conducted.

            (b) Except as set forth on Schedule 2.15(b), the buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by, or leased to the Company, as of the date hereof, (i) are to the Company's best knowledge without investigation, in good operating condition and repair (normal wear and tear excepted) and (in the case of buildings or structures located on the Real Properties (as defined in Section 2.31)) free of any structural or engineering defects and (ii) to the Company's best knowledge, are suitable for their current use.

            (c) Except as set forth on Schedule 2.15(c), the Company has not received notice of, and has no knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets of the Company (including the Real Properties).

     2.16.  Employee Benefit Plans
            ----------------------

            (a)   Schedule 2.16 hereto contains a true and complete list of
(i) each plan, program, policy, payroll practice, contract, agreement or other arrangement, or commitment therefore, providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Company or pursuant to which the Company has any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Company Benefit Plan"); and (ii) each management, employment, bonus, option, equity (or equity related), severance, consulting, non compete, confidentiality or similar agreement or contract, pursuant to which the Company has any liability, contingent or otherwise, between the Company and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company (an "Employee") (each, an "Employee Agreement"). Except as identified on
Schedule 2.16, neither the Company nor any ERISA Affiliate (as defined in 2.16(b)) currently sponsors, maintains, contributes to, or is required to contribute to, nor has the Company ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to, (i) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (ii) any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Code. Neither the Company nor any of the entities set forth on
Schedule 2.16(a) has or has had any ERISA Affiliates other than the Company or any of such entities.

            (b) An "ERISA Affiliate" is defined as any entity that is (or at any relevant time was) a member of a "controlled group of corporations" with, or under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or any entity listed on Schedule 2.16(a) as set forth in Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

            (c) The Company has provided to Beacon current, accurate and complete copies of all documents embodying or relating to each Company Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), summary annual reports, the most recent determination letter (if any) received from the Internal Revenue Service, the most recent summary plan description (with all material modifications) (if any), if the Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets, and all material communications to any Employee or Employees relating to any Company Benefit Plan or Employee Agreement.

          (d) With respect to each Company Benefit Plan (i) the Company and each ERISA Affiliate has performed all obligations required to be performed by it under each Company Benefit Plan and Employee Agreement and neither the Company nor any ERISA Affiliate is in default under or in violation of, any Company Benefit Plan, (ii) each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the IRC, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department; (iii) each Company Benefit Plan intended to qualify under
Section 401 of the IRC is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the IRC and no circumstances exist which would adversely affect this qualification or exemption; (iv) no "prohibited transaction," within the meaning of Section 4975 of the IRC or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan; (v) no action or failure to act and no transaction or holding of any asset by, or with respect to, any Company Benefit Plan has or, under currently applicable laws and regulations, may subject the Company or any ERISA Affiliate or any fiduciary to any tax, penalty or other liability, whether by way of indemnity or otherwise; (vi) there are no actions, proceedings, arbitrations, suits or claims pending, or to the best knowledge of the Company and any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan; (vii) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the IRC; (viii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Company or any ERISA Affiliate; (ix) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and to the best knowledge of the Company and any ERISA Affiliate, no such audit or investigation is pending or threatened.

          (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Beacon to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Schedule 2.16(e), no payment or benefit which will or may be made by the Company, Beacon or any of their respective affiliates with respect to any employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (f) With respect to each Company Benefit Plan (other than a multi-employer plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), (i) no steps have been taken to terminate any Pension Plan now maintained or contributed to, no termination of any Pension Plan has occurred pursuant to which all liabilities have not been satisfied in full, no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate which has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company or any ERISA Affiliate incurring a liability under Title IV of ERISA or could constitute grounds for terminating any Pension Plan; (ii) no proceeding has been initiated by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iii) each Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) neither the Company or any ERISA Affiliate has sought nor received a waiver of its funding requirements with respect to any Pension Plan and all contributions payable with respect to each Pension Plan have been timely made; (v) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Pension Plan; and (vi) the present value of all accrued benefits of each Pension Plan, determined on a plan termination basis using the actuarial assumptions established by the PBGC as in effect on the date of determination, does not as of the date hereof and will not as of the Closing exceed the fair market value of the assets (which for this purpose shall not include any accrued but unpaid contributions) of such Pension Plan.

             (g) Immediately following the Closing, the Company will be primarily engaged, directly or through a Subsidiary or Subsidiaries, in the production or sale of a product or service other than the investment of capital within the meaning of Department of Labor Regulation (S) 2510.3-101(c), (d) or
(e).

     2.17.   Labor Relations; Employees
             --------------------------

             (a) Schedule 2.17(a) lists all employees of the Company with an annual salary in excess of $25,000. Except as set forth on Schedule 2.17(a), (i) the Company is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or material amounts required to be reimbursed by them to the date hereof, (ii) the Company is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (iii) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of the Company, threatened against or involving the Company, and (v) to the best knowledge of the Company, no salaried key employee has any plans to terminate his or her employment with the Company. Each of the officers of the Company, each key employee and each other employee and consultant now employed or retained by the Company who has access to confidential information of the Company has executed a confidentiality agreement, and such agreements are in full force and effect.

             (b) Except as set forth on Schedule 2.17(b), the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement except for the Management Employment Agreement with Timothy C. O'Crowley ("O'Crowley") and the written employment agreements to be entered into with five employees of PROTOCALL New Business Specialists, Inc. as disclosed to Beacon. To the best knowledge of the Company, there has been no breach, violation or default by O'Crowley under such Management Employment Agreement.

     2.18.   Litigation; Orders.  Except as set forth on Schedule 2.18, there
             ------------------
is no civil, criminal, administrative or regulatory action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, regulator, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against the Company or the assets or the business of the Company. Except as set forth in Schedule 2.18, the Company is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

     2.19.   Compliance with Laws; Permits. Except as provided in Schedule 2.19,
             -----------------------------
the Company (a) has complied in all material respects with all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it and its business (including, without limitation, the Telephone Consumer Protection Act of 1991 and the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994), and (b) has all federal, state, local and foreign governmental licenses, permits and authorizations necessary in the conduct of its business as currently conducted (including, without limitation, any state teleservice industry registration requirements), such licenses, permits and qualifications are in full force and effect, and no violations (other than violations notice of which has not been received by the Company) have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such license, permit or qualification. Schedule 2.19 sets forth a list of all such licenses, permits and authorizations, and the expiration dates thereof.

     2.20.   Offering Exemption.  Assuming the accuracy of the representations
             ------------------
and warranties contained in Section 3 hereof, the offer and sale of the Series B Preferred Stock to the Investors as contemplated hereby and the issuance and delivery of the Conversion Shares to the Investors upon the conversion of the Series B Preferred Stock are each exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws, each as currently in effect.

     2.21.   Related Transactions
             --------------------

             (a) Except as set forth on Schedule 2.21(a), no current stockholder, director, officer or employee of the Company, or any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the foregoing persons or the Company is presently, or during the past five years has been, directly or indirectly, a party to any agreement, transaction or series of similar transactions with the Company, other than in connection with any such person's duties as a director, officer or employee of the Company.

             (b) Each ongoing intercompany transaction set forth on Schedule 2.21(a), if any, is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable to the Company as would be available with independent third parties dealing at arms' length.

     2.22.   Disclosure. Neither this Agreement nor any certificate, instrument
             ----------
or written statement furnished or made to the Investors by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to Beacon or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, operations, property or affairs of the Company or the ability of the Company to perform its obligations under the Documents.

     2.23.   Taxes
             -----

             (a) Except as set forth on Schedule 2.23(a), (i) the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) has timely filed all Tax Returns (as such terms are defined below) required by law to have been filed by it and has timely paid all Taxes required to be paid by it including, without limitation, any Tax for which a notice of assessment or demand for payment has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member),
(ii) all Tax Returns filed by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) were complete and correct in all material respects and (iii) all amounts required to be collected or withheld by the Company have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes in each of the balance sheets referenced in
Section 2.6 are adequate in all material respects to cover any liability of the Company for Taxes for periods through the dates of such balance sheets. The accruals and reserves for deferred tax liability in each of the balance sheets referenced in Section 2.6 are adequate to cover any such liability in accordance with GAAP. If the Company files its Tax Returns for its taxable year, which includes the date hereof in conformance with its past practices and tax reporting, to the best knowledge of the Company, there will be no basis for any material adverse audit adjustments with respect to the Company under any of the provisions of the Code, or any provisions of state, local or foreign tax law, with respect to operations and activities of the Company during the period that began on March 6, 1996 and ends on the date hereof. "Taxes," for purposes of this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company arising under any tax sharing agreement to which the Company is or has been a party. For purposes of this Agreement, (i) "Affiliated Group" shall mean any affiliated group within the meaning of Internal Revenue Code (S) 1504(a) (or any similar group defined under a similar provision of state, local or foreign law), (ii) Affiliated Period shall mean each taxable period during which the Company was a member of an Affiliated Group for all or part of such period, and (iii) "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

             (b) Schedule 2.23(b) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) has filed an income, franchise, sales and use tax return. Except as set forth on
Schedule 2.23(b), (i) there is no action, suit, proceeding or claim currently pending, or to the knowledge of the Company, threatened, regarding any Taxes for which the Company could be liable, (ii) there are no Tax Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) from the IRS or any other taxing authority that relate to Taxes for which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) could be liable, (iii) no taxing authority in a jurisdiction where the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) does not file Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction, (iv) the Company has not been a member of a consolidated, combined or unitary group for federal or state income tax purposes, (v) the Company is not a party to any Tax allocation or sharing agreement and (vi) the Company does not have any liability for the Taxes of any person as a transferee or successor or by contract.

     2.24.   Environmental Protection. Except as set forth on Schedule 2.24(a),
             ------------------------
the Company has been operated at all times, and is, in material compliance with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Except as set forth on Schedule 2.24(b), the Company has obtained, is in material compliance with, and has made all appropriate filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required by any applicable Environmental Laws ("Environmental Permits"), including, without limitation, those regulating the use, storage, treatment, transportation, release, emission or disposal of Hazardous Substances, and all such Environmental Permits are in full force and effect. Except as set forth on
Schedule 2.24(c), there are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings of which the Company has received notice or otherwise should or has reason to have knowledge pending or, to the knowledge of the Company, threatened against the Company, and no requests from any governmental authority to perform any investigatory or remedial activity have been made to the Company, that are based on or related to any actual or alleged release of Hazardous Substances or any other Environmental Matters or the failure to have any required Environmental Permits. Except as set forth on Schedule 2.24(d), there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions of the Company or its predecessors that (i) may give rise to any liability or other obligation under any past, current or proposed Environmental Laws that may require the Company to incur any material Environmental Costs, (ii) may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against the Company that may require the Company to incur any material Environmental Costs, or (iii) may interfere with or prevent continued material compliance by the Company with Environmental Laws and/or Environmental Permits. Except as set forth on Schedule 2.24(e), to the knowledge of the Company there are no (and have never been any) underground or aboveground storage tanks, incinerators or surface impoundments at, on, under, about, or within any Owned Real Property or Leased Real Property. Except as set forth on Schedule 2.24(f), neither the Company nor any of its Subsidiaries has received any notice (written or oral) or other communication that the Company or its Subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any Hazardous Substances. Schedule 2.24(g) contains a list of all sites or locations used by or on behalf of the Company or its Subsidiaries for the disposal of any waste containing Hazardous Substances.

     For the purposes of this Section 2.24, the following terms shall have the meanings indicated:

     "Environmental Costs" shall mean, without limitation, any actual or
      -------------------
potential cleanup costs, remediation, removal, or other response costs (including without limitation costs to cause the Company, or any of the Company's properties or assets, to come into compliance with Environmental
Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations, and any damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement, arising out of, relating to, or resulting from any Environmental Matter.

     "Environmental Laws" shall mean, without limitation, the Comprehensive
      ------------------
Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et
                                                                              --
seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
----
(S)(S) 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
             -- ----
(S)(S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et
            -- ----                                                          --
seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S)
---
136 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Clean Water
    -- ---                                            -- ---
Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S) 1251 et seq., the
                                                                 -- ---
Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq., the Occupational Safety
                                               -- ---
and Health Act, 29 U.S.C. (S)(S) 641, et seq., the Hazardous Materials
                                      -- ----
Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., as any of the above statutes
                                           -- ----
have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including without limitation leases, asset purchase agreements and merger agreements) relating to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

     "Environmental Matter" shall mean any matter arising out of, relating to,
      --------------------
or resulting from pollution, contamination, protection of the environment, human health or safety, or health or safety of employees, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air

(indoor or outdoor), surface water, groundwater, soil, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

     "Hazardous Substances" shall mean any pollutants, contaminants, substances,
      --------------------
materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, electromagnetic field and other types of radiation, sonic forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

     2.25.   Consents.  Except as set forth on Schedule 2.25, and assuming the
             --------
accuracy and completeness of the representations and warranties of the Investors set forth in Article III hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Company of the Documents or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery to the Investors of the Series B Preferred Stock and the Conversion Shares.

     2.26.   Insurance.  Substantially all of the assets of the Company that
             ---------
are of insurable character (including all material assets of the Company that are of insurable character) are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice and sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed. The Company is not in default with respect to its obligations under any material insurance policy maintained by it. Schedule 2.26 sets forth a list of all insurance coverage carried by the Company, the carrier and the terms and amount of coverage. All such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

     2.27.   Brokers. Except as set forth on Schedule 2.27, neither the Company
             -------
nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

     2.28.   Use of Proceeds. Except as set forth on Schedule 2.28 or as
             ---------------
otherwise expressly contemplated by this Agreement, the Company is not required pursuant to any Contract or otherwise to apply the proceeds received from the Investors pursuant to the transactions contemplated hereby in any specified manner.

     2.29.   Previous Issuances Exempt. All shares of capital stock and other
             -------------------------
securities issued by the Company prior to the Closing have been issued in transactions exempt from registration under the Securities Act, and all applicable state securities or "blue sky" laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act.

     2.30.   Real Property. Schedule 2.30 lists all real property owned or
             -------------
leased by the Company. The Company has title to its owned real properties (collectively, the "Owned Real Properties") in each case, free and clear of all imperfections of title and all Encumbrances, except for (a) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto which, individually and in the aggregate, do not materially impair the use of such property, (b) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (c) other Encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such asset as collateral (encumbrances referenced in clauses (a), (b) and (c), collectively referred to as the "Permitted Encumbrances") and (d) Encumbrances listed on Schedule 2.31. The Company has leasehold title to its leased real properties (collectively, the "Leased Real Properties," together with the Owned Real Properties, the "Real Properties"), and, in each case, has not taken or failed to take any action that would result in the creation of any Encumbrance with respect to any Leased Real Property. To the best knowledge of the Company without investigation, other than as described on Schedule 2.31, there are no intended public improvements which will result in any charge being levied against, or in the creation of any Encumbrances upon, the Leased Real Properties or any portion thereof. To the best knowledge of the Company without investigation, there are no options, rights of first refusal, rights of first offer or other similar rights with respect to the Real Properties. With respect to each lease of Real Property to which the Company is a party, so long as the Company performs all of its obligations under such lease for Real Property within applicable notice and grace periods, (x) the rights of the Company under such lease shall not be terminated and (y) to the best knowledge of the Company, the Company's possession of such Real Property and the use and enjoyment thereof shall not be disturbed by any landlord, overlandlord, mortgagee or other superior party. Except as set forth on the Schedule 2.30, the Company is not obligated to purchase any Leased Real Property and no leased Real Property is required to be accounted for under GAAP as a capitalized lease.

     2.31.   Accounts Receivable. The accounts receivable and notes receivable
             -------------------
reflected on the books and records of the Company were and are bona fide accounts receivable and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice.

     2.32.   Investment Banking Services. Except as set forth in Schedule 2.32,
             ---------------------------
the Company is not a party to any Contract which grants rights to any third party with respect to the performance of investment banking services for it, including, without limitation, with respect to its sale or a public offering, including an initial public offering, of its securities.

     2.33.   Registration Rights. Except as required by the Registration Rights
             -------------------
Agreement or as set forth on Schedule 2.33, the Company has no obligations with respect to registration under the Securities Act of any of its currently outstanding securities or any of its securities which may hereafter be issued.


             III.  Representations and Warranties of the Investors

     3.1.    Investor Representations.  Each Investor severally and not jointly
             ------------------------
represents and warrants to the Company as follows as of the date hereof and the Closing Date:

             (a) Such Investor (or its advisors) is a sophisticated investor with sufficient financial experience to assess the risks of investing in the Company and purchasing Series B Preferred Stock, and is acquiring the Series B Preferred Stock to be purchased by it under this Agreement for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. Such Investor was not formed for the purpose of acquiring Series B Preferred Stock or otherwise to invest in the Company.

             (b) Such Investor understands that (i) except as provided in the Registration Rights Agreements, the Series B Preferred Stock has not been, and that the Conversion Shares will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Series B Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

             (c) Such Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

             (d) Except as set forth on Schedule 3.1(d), such Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

             (e) Such Investor is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

     3.2.    Representations and Warranties of Beacon.  Beacon represents and
             ----------------------------------------
warrants to the Company as follows as of the date hereof and the Closing Date:

             (a) Beacon is validly existing under the laws of the state of Delaware, is resident in New York and has all power and authority to enter into and perform each of the Documents to which it is a party. Each of the Documents to which it is a party has been duly authorized by all necessary action on the part of Beacon. Each of the Documents to which it is a party constitutes a valid and binding agreement of Beacon enforceable against Beacon in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

             (b) The execution, delivery and performance by Beacon of each of the Documents to which it is a party and the consummation by Beacon of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (ii) violate its organizational documents.

             (c) No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Beacon of each of the Documents to which it is a party or any documentation relating thereto, or the consummation by Beacon of the transactions contemplated thereby.

     3.3.    Representations and Warranties of Bain. Bain represents and
             --------------------------------------
warrants to the Company as follows as of the date hereof and the Closing Date:

             (a) Bain is validly existing under the laws of the state of Massachusetts, is resident in Massachusetts and has all power and authority to enter into and perform each of the Documents to which it is a party. Each of the Documents has been duly authorized by all necessary action on the part of Bain. Each of the Documents constitutes a valid and binding agreement of Bain enforceable against Bain in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

             (b) The execution, delivery and performance by Bain of each of the Documents to which it is a party and the consummation by Bain of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (ii) violate its organizational documents.

             (c) No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Bain of each of the

Documents to which it is a party or any documentation relating thereto, or the consummation by Bain of the transactions contemplated thereby.

             (d) Bain is an institutional buyer as contemplated by Massachusetts securities laws.

     3.4.    Representations and Warranties of SLI. SLI represents and warrants
             -------------------------------------
to the Company as follows as of the date hereof and the Closing Date:

             (a) SLI is validly existing under the laws of the state of Delaware, is resident in Massachusetts and has all power and authority to enter into and perform each of the Documents to which it is a party. Each of the Documents has been duly authorized by all necessary action on the part of SLI. Each of the Documents constitutes a valid and binding agreement of SLI enforceable against SLI in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

             (b) The execution, delivery and performance by SLI of each of the Documents to which it is a party and the consummation by SLI of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (ii) violate its organizational documents.

             (c) No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by SLI of each of the Documents to which it is a party or any documentation relating thereto, or the consummation by SLI of the transactions contemplated thereby.

             (d) SLI is an institutional buyer as contemplated by Massachusetts securities laws.


                            IV.  Certain Covenants

     4.1.    Operation of the Business Prior to Closing. Between the date of
             ------------------------------------------
this Agreement and the Closing, unless otherwise agreed in writing by Beacon, the Company shall:

             (a) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct its business and operations only in the ordinary course in a manner consistent with past practice;

             (b) use best efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with all material suppliers, customers, licensers, licensees, landlords, trade creditors, Employees, agents, and others having material business relationships with the Company;

             (c) confer with Beacon concerning operational matters of a material nature;

             (d) maintain in full force and effect the insurance described in
Section 2.26 or insurance providing at least comparable coverage;

             (e) maintain all the properties and assets of the business and operations of the Company in the ordinary course consistent with past practice;

             (f) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

             (g) perform and comply with its obligations under all Contracts in the ordinary course of business, consistent with past practice;

             (h) furnish to the Investors copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any other person or entity; and

             (i) report periodically to the Investors concerning the status and operation of the business and operations of the Company.

     4.2.    Conduct of Business of the Company Prior to Closing. Except as
             ---------------------------------------------------
contemplated by this Agreement or with the prior written consent of Beacon, during the period from the date of this Agreement to the Closing, the Company shall not, without the prior written consent of Beacon:

             (a) amend its charter or bylaws or comparable organizational documents or the terms of any of its securities or any agreements relating thereto;

             (b) issue, pledge or sell, or authorize the issuance, pledge or sale of, additional shares of capital stock or other securities of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock of any class or series, or any calls, commitments, rights, warrants or options to acquire any securities or capital stock;

             (c) declare, set aside, make or pay any dividend or other distribution, acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

             (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

             (e) except for increases in salary, wages and benefits of officers (other than executive officers) or employees of the Company in the ordinary course of business in accordance with past practice, increase the compensation or benefits payable or to become payable to any Employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into or amend any Employee Agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company Benefit Plan, except in each case to the extent required by applicable law;

             (f) acquire, sell, lease or dispose of any assets which are material to the Company, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction;

             (g) (i) create, incur, assume or prepay any indebtedness for borrowed money (including obligations in respect of capital leases) except for short-term debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, or enter into any "keep well" arrangements or other agreement to maintain the financial condition of, any other person;

             (h) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

             (i) pay, discharge or satisfy any claims or liabilities, except for the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive, release, grant, or transfer any rights of material value or modify in any material respect any existing Contract, other than in the ordinary course of business consistent with past practice;

             (j) (i) make any material Tax election, (ii) settle or compromise any material Tax Liability or (iii) extend or waive any statute of limitations in respect of Taxes;

             (k) make or agree to make any capital expenditure in an amount in excess of $10,000;

             (l) mortgage, pledge or subject to any Encumbrance any of its properties or assets, tangible or intangible;

             (m) amend, modify or waive the provisions of any material Contract;

             (n) take any action that would cause any of the representations and warranties contained in Section 2 to be untrue at the date made or any future date or would result in any of the conditions to the consummation of the transactions contemplated by the Documents not being fulfilled; or

             (o) authorize or agree in writing or otherwise to take any of the foregoing actions.

     4.3.    Third Party Consents Prior to Closing.  Prior to the Closing, the
             -------------------------------------
Company shall use commercially reasonable efforts to obtain all consents required from third parties which are party to Contracts with the Company to the transactions contemplated by the Documents.

     4.4.    No Negotiation Prior to Closing.  Until such time, if any, as this
             -------------------------------
Agreement is terminated pursuant to Section 7, (except with the written consent of the Investors) the

Company will not and will not permit any of its representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries, offers or proposals from, discuss or negotiate with, execute any agreement regarding or provide any information to, any person (other than the Investors) relating to any transaction involving an equity investment in the Company, the sale of the business or operations of the Company or a substantial amount of the property or assets of the Company, or of any of the capital stock or any other equity securities of the Company (including by way of an initial public offering), or any merger, consolidation, business combination, liquidation, recapitalization, dissolution or similar transaction involving the Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by the Documents or which would or could reasonably be expected to materially dilute the benefits to the Investors of the transactions contemplated by the Documents (collectively, "Transaction Proposals"). If any such inquiries or Transaction Proposals are received by, or any such information is requested from or any such negotiations or discussions are sought to be initiated with the Company, then the Company will promptly notify the Investors of the nature, terms and status of the foregoing and the identity of the inquiring party and provide the Investors with a copy of all written materials provided in connection with such Transaction Proposal. Until such time, if any, as this Agreement is terminated pursuant to Section 7 (except with the written consent of the Investors) the Company will not accept any Transaction Proposal from any person or entity other than the Investors. This Section 4.4 shall not apply to any transaction contemplated hereby, including the contemplated sale or issuance of Series B Preferred Stock as described in Sections 1.1 and 2.3(a)(i), the repurchase by the Company of 5,000 shares of Series A Preferred Stock from Resource Bancshares Corporation and the grant of stock options pursuant to the Company's 1997 Stock Option Plan (including, without limitation, options granted to management of PROTOCALL New Business Specialists, Inc. in connection with the acquisition thereof by the Company).


     4.5.    Access to Records Prior to Closing. During the period commencing on
             ----------------------------------
the date of this Agreement and continuing through the Closing, the Company shall
(i) afford to Beacon and its representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the personnel, properties, contracts, books and records, and other documents and data of the Company, (ii) furnish Beacon and its representatives with copies of all such contracts, books and records (including, but not limited to, Tax Returns), and other existing documents and data as Beacon and its representatives may reasonably request, and (iii) furnish Beacon and its representatives such additional financial, operating, and other data and information as Beacon and its representatives may reasonably request. No investigation or receipt of information shall affect any representation or warranty of the Company contained in this Agreement or the conditions to the obligations of the Investors specified in this Agreement.


     4.6     Post-Closing Covenants.  From and after the date hereof:
             ----------------------

             (a) Access to Records. Until such time as Beacon and its Affiliates
                 -----------------
own in the aggregate less than 5% of the outstanding Common Stock of the Company (for the purposes hereof calculated by including outstanding shares of Series A Preferred Stock and Series B Preferred Stock on an as-converted basis), the Company shall afford Beacon and its representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the personnel, properties, contracts, books and records, and other documents and data of the Company.

             (b) System of Accounting.  The Company shall maintain its books of
                 --------------------
account and other financial and corporate records in accordance with good business and accounting practices and the financial condition of the Company.

             (c) Maintenance of Corporate Existence, etc.  The Company shall
                 ---------------------------------------
maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be material to the conduct of its business.

             (d) Compliance with Laws.  The Company shall comply in all material
                 --------------------
respects with all applicable laws, rules, regulations and orders.

             (e) Maintenance of Properties and Leases.  To the extent they are
                 ------------------------------------
material to the conduct of its business, (i) the Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and (ii) the Company shall comply at all times with each provision of all leases to which it is a party or under which it occupies, or has possession, of, property.

             (f) Insurance.  The Company shall keep its assets which are of an
                 ---------
insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company shall maintain after the Closing the directors' and officers' liability insurance described in Section 5.13.

             (g) Licenses and Permits. The Company shall use its best efforts to
                 --------------------
obtain all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of business as proposed to be conducted.

             (h) Compliance with Contracts. The Company shall comply with all
                 -------------------------
material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto.

             (i) Confidentiality Agreements.  The Company shall use its best
                 --------------------------
efforts to obtain a confidentiality agreement from its future officers, key employees and other employees who will have access to confidential information of the Company upon their employment.

             (j) Disclosure of Investment.  The Company shall not, directly or
                 ------------------------
indirectly, (i) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law, disclose the transactions contemplated by the Documents or any of the terms thereof without the prior consent of the Investors, (ii) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any party hereto or any of its respective affiliates, in either case without the prior written consent of such party or (iii) represent, directly or indirectly, that any product or service provided by the Company has been approved or endorsed by an Investor without the prior written consent of such Investor; provided, however, the Company may
                                        --------  -------
orally disclose: (i) that an Investor is a stockholder of the Company and (ii) the percentage of the outstanding shares of capital stock of the Company held by such Investor; provided, however, further, that the Company may, subject to
               --------  ------- --------
review and consent of an Investor (which consent will not be unreasonably withheld), disclose information with respect to such Investor's purchase of Series B Preferred Stock hereunder solely as required to be made in the Company's financial statements in accordance with GAAP and/or the requirements of the United States Securities and Exchange Commission.

             (k) Use of Proceeds. The Company shall use the proceeds from the
                 ---------------
sale of Series B Preferred Stock hereunder as set forth on Schedule 4.6(k).

             (l) Board of Directors. At and after the Closing, the Company shall
                 ------------------
cause the board of directors of the Company to be comprised of the number of directors as contemplated by the Shareholders' Agreement.

             (m) Election of Directors.  On the Closing Date, the Company shall
                 ---------------------
cause Thomas G. Mendell and Eric R. Wilkinson to be elected to the board of directors of the Company.

             (n) Directors' and Officers' Insurance.  The Company shall obtain,
                 ----------------------------------
with financially sound and reputable insurers, directors' and officers' liability insurance, as soon as reasonably practicable following the Closing and maintain such insurance in full force and effect thereafter, in the amount of $3,000,000 per occurrence and $5,000,000 in the aggregate or a binder with respect to such insurance in form and substance satisfactory to Beacon.

             (o) The Merger. The Company shall exercise the Option (as defined
                 ----------
in Section 8.14) and consummate the Merger in accordance with the terms of the Merger Agreement, simultaneously with the Closing.


  V.  Survival of Representations, Warranties, Agreements and Covenants, etc.

     All representations and warranties in the Documents shall survive the Closing until the earlier of (i) the fifth anniversary of the date hereof and
(ii) the consummation of a Qualified IPO (as defined in the Shareholders' Agreement) (except to the extent a Claim Notice (as defined in Section 10.3) shall have been given prior to such date with respect to a breach of a representation and warranty, in which case such representation and warranty shall survive until such claim is resolved and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Beacon; provided, however, (x) the representations and warranties set
                  --------  -------
forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4 and 8.14 and the
final sentence of Section 2.16(a) shall survive the Closing indefinitely and (y) the representations and warranties set forth in Sections 2.19, 2.20, 2.23, 2.24 and 2.28 shall survive the Closing until the expiration of the applicable statute of limitations (except to the extent a Claim Notice shall have been given prior to such date with respect to a breach of a representation and warranty, in which case such representation and warranty shall survive until such claim is resolved). All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.


                                 VI.  Expenses

     Each party hereto shall pay all of the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby; provided that, notwithstanding the foregoing,
                                  --------
the Company shall pay to Beacon an amount in cash equal to the lesser of (i) 100% of Beacon's out of pocket fees and expenses (including, without limitation, fees and disbursements of Beacon's attorneys, accountants and consultants) incurred in connection with Beacon's due diligence review of the Company and the negotiation and execution of the Documents and the transactions contemplated thereby and (ii) $170,000. Beacon shall deliver to the Company copies of all due diligence and other reports with respect to the cost of which the Company has reimbursed Beacon (other than under circumstances that would, upon delivery of such materials by Beacon, result in a violation or loss of any privilege with respect to such materials or the information contained therein).


                             VII.  Indemnification

     7.1.    General Indemnification.  The Company shall, on an after Tax basis,
             -----------------------
indemnify, defend and hold the Investors, their affiliates, their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Entity") harmless from and against all Losses (as defined below) incurred or suffered by an Investor Entity (whether incurred or suffered directly or indirectly through ownership of Common Stock or Preferred Stock) arising or resulting from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any certificate or other instrument delivered by the Company pursuant hereto including, without limitation, the Documents. The Investors, severally but not jointly, shall, on an after Tax basis, indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns harmless from and against all Losses arising from the breach of any of their respective representations, warranties, covenants or agreements in this Agreement or in any certificate or other instrument delivered by them pursuant hereto, including, without limitation, the Documents. All claims for indemnification for Losses arising in connection with certificates, instruments or Documents shall be governed by and subject to this Article VII.

     7.2.    Indemnification Principles.  For purposes of this Article VII, (a)
             --------------------------
"Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings of Intek and its Affiliates) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, reasonable costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts); and (b) each of the representations and warranties made by any party in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents, shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality or knowledge such as the words "material adverse affect," "immaterial," "material," "in all material respects" and "knowledge," "best knowledge" or "knowingly" or words of similar import.
Any indemnification payment by the Company to an Investor pursuant to this
Article VII shall include an additional amount so that such Investor suffers no Loss as a result of any diminution in the book value of the stockholder's equity related to its investment under the Agreement as a result of such indemnification payment. Any payment by the Company to an Investor pursuant to this Article VII, shall be treated for federal income tax purposes as an adjustment to the price paid by such Investor for the Series B Preferred Stock pursuant to this Agreement.

     7.3.    Claim Notice. A party seeking indemnification under this Article
             ------------
VII shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced thereby.

     7.4.    Claim Procedure
             ---------------

             (a) Procedure for Indemnification with Respect to Third-Party
                 ---------------------------------------------------------
Claims. If any indemnified party hereunder determines to seek indemnification
------
under this Article VII with respect to Losses resulting from the assertion of liability by third parties, such indemnified party shall give notice to the indemnifying party hereunder within 30 days of such indemnified party becoming aware of any such Losses or of facts upon which any claim for such Losses will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified party. In case any such liability is asserted against such indemnified party, and such indemnified party notifies the indemnifying party thereof, the indemnifying party will be entitled, if it so elects by written notice delivered to such indemnified party within 10 days after receiving such indemnified party's notice, to assume the defense thereof with counsel satisfactory to such indemnified party, in which case, the indemnifying party will not be liable to the indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the following sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, (i) such indemnified party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless such indemnified party shall reasonably determine that there is a conflict of interest between or among such indemnified party and the indemnifying party with respect to such claim, in which case the fees and expenses of such counsel will be borne by the indemnifying party, (ii) such indemnified party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing,
(iii) the rights of such indemnified party to be indemnified hereunder in respect of any Losses that may or do result from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the indemnifying party is materially prejudiced thereby, and (iv) the indemnifying party's obligations to such indemnified party under this Article VII shall not terminate until such indemnified party's claims have been finally satisfied to such indemnified party's sole satisfaction. In the event that the indemnifying party, within 10 days after receipt of the aforesaid notice of a claim hereunder, fails to assume the defense of such indemnified party against such claim, such indemnified party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the indemnifying party.

Notwithstanding anything in this Article VII to the contrary, (i) if there is a reasonable probability that a claim may materially adversely affect such indemnified party, such indemnified party shall have the right to participate in such defense, compromise, or settlement and the indemnifying party shall not, without such indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any of such claims, or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party a release from all liability in respect of such claim. With respect to any assertion of liability by a third party that results in any claim for indemnification hereunder, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

             (b) Procedure For Indemnification with Respect to Non-Third Party
                 -------------------------------------------------------------
Claims.  In the event that an indemnified party asserts the existence of a claim
------
with respect to Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this
Section 7.4(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the indemnifying party, within 30 days after the mailing of notice by such indemnified party, shall not give written notice to such indemnified party announcing its intent to contest such assertion of such indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the indemnifying party contests the assertion of a claim by giving such written notice to such Indemnified party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice.



                              VIII.  Miscellaneous

     8.1.    Remedies. In case any one or more of the covenants and/or
             --------
agreements set forth in this Agreement shall have been breached by any party hereto, Beacon, SLI and/or Bain, with respect to a breach by the Company, and the Company, with respect to a breach by an Investor, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. In addition to the foregoing, (a) if Intek fails to consummate the Merger (as defined in Section 8.14) other than due to the wrongful failure of Beacon to consummate the purchase of Series B Preferred Stock as contemplated hereby, the Investors shall have the right to rescind the Purchase and, in the event of such rescission, the Company shall refund the Purchase Price in full, and (b) if the Merger is not consummated due to a material breach of the Merger Agreement (as defined in Section 8.14) by PROTOCALL New Business Specialists, Inc., (i) the Company hereby assigns all of its rights and remedies under the Merger Agreement with respect to repayment of the Option purchase price, and (ii) the Company's obligations under the notes shall automatically terminate immediately upon first discovery of such breach.


     8.2.    Transfer Taxes.  The Company agrees that it will pay, and will hold
             --------------
Beacon, SLI and Bain harmless from any and all liability with respect to any transfer, documentary, stamp or other similar Taxes that may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold Beacon, SLI or Bain, as applicable, harmless from all Taxes in respect of the issuance of the Series B Preferred Stock and the Conversion Shares to Beacon, SLI or Bain, as applicable, each as contemplated by this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to pay or hold Beacon, Bain or SLI, as applicable, harmless with respect to any transfer, documentary, stamp or other similar Taxes that may be determined to be payable in connection with the transfer by Beacon, Bain or SLI, as applicable, of shares of Series B Preferred Stock or Conversion Shares to any other Person.


     8.3.    Further Assurances.  At any time or from time to time after the
             ------------------
Closing, the Company, on the one hand, and each of Beacon, SLI and Bain, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase and to otherwise carry out the intent of the parties hereunder.

     8.4.    Successors and Assigns; Assignment.  This Agreement shall bind and
             ----------------------------------
inure to the benefit of the Company, Beacon, SLI and Bain and the respective successors, permitted assigns, heirs and personal representatives of the Company, Beacon, SLI and Bain. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of Articles II, IV, VIII, IX, X and XII of this Agreement that are for Beacon's, SLI's and/or Bain's benefit as a purchaser or holder of Series B Preferred Stock, are also for the benefit of, and enforceable by, any subsequent holder of such Series B Preferred Stock and/or Conversion Shares. Neither this Agreement nor any rights hereunder may be transferred prior to the Closing Date without the written consent of the Company and Beacon.

     8.5.    Entire Agreement. This Agreement and the other writings referred to
             ----------------
herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     8.6.    Notices.  All notices, requests, consents and other communications
             -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (a)  if to the Company, to:

                    Intek Information Inc.
                    370 17th Street
                    39th Floor
                    Denver, CO  80202-5656
                    Telecopy:  (303) 405-8421
                    Attention:  Chief Executive Officer

                    with a copy to:

                    Chrisman, Bynum & Johnson, P.C.
                    1900 Fifteenth Street
                    Boulder, Colorado  80302
                    Telecopy:  (303) 449-5426
                    Attention:  G. James Williams, Jr.

               (b)  if to Beacon, to:

                    The Beacon Group III - Focus Value Fund, L.P.
                    399 Park Avenue
                    New York, New York  10152
                    Telecopy:  (212) 339-9109
                    Attention:  Eric R. Wilkinson

                    with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York  10004
                    Telecopy:  (212) 859-8586
                    Attention:  David N. Shine, Esq.


               (c)  if to Bain or SLI, to:

                    c/o Bain & Company, Inc.
                    2 Copley Place
                    Boston, Massachusetts  02116
                    Telecopy:  (617) 572-3266
                    Attention:  Treasurer

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     8.7.    Amendments.  The terms and provisions of this Agreement may only be
             ----------
modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company, Beacon, Bain and SLI.

     8.8.    Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.9.    Headings.  The headings of the sections of this Agreement have been
             --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.10.   Nouns and Pronouns.  Whenever the context may require, any pronouns
             ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     8.11.   Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York, the State of Delaware and of the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, the State of Delaware or the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     8.12.   Severability.  Whenever possible, each provision of this Agreement
             ------------
shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     8.13.   Knowledge.  As used herein, "knowledge of the Company" and
             ---------
similar phrases shall mean, in addition to actual knowledge of the Company, (a) the actual knowledge of any officer, director or key employee of the Company and
(b) with respect to any such Person, knowledge that such Person should have or could reasonably be inferred to have by virtue of such Person's activities, circumstances or relationship with the Company and its business.

     8.14.   Option Financing.  Subject to the terms and conditions hereof,
             ----------------
and in reliance upon the representations and warranties and covenants of the Company herein, in connection with the merger (the "Merger") of a Subsidiary of
                                                    ------
the Company with PROTOCALL New Business Specialists, Inc. (the "Acquired
                                                                --------
Corporation") pursuant to an agreement and plan of reorganization (the "Merger
-----------                                                             ------
Agreement") substantially in the form previously delivered to Beacon among the
---------
Company, the Acquired Corporation and the shareholders of the Acquired Corporation, Beacon hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to Beacon, the Company's promissory note (the "Note") substantially in the form attached hereto as Exhibit G in exchange for
-----
$800,000 (the "Option Financing").  Payment of the obligations of the Company to
               ----------------
O'Crowley, Fundmark Investment Company Services, Inc. and Eden Financial Group, Inc. in connection with certain obligations of the Company owed to such parties shall be subordinated and junior in right of payment to payment of the obligations of the Company under the Note as set forth in the subordination letter (the "Subordination Letter") substantially in the form attached hereto as
             --------------------
Exhibit H. The Company hereby covenants that the proceeds of the Option Financing shall only be used to purchase an option and provide merger consideration in connection with the Merger. In addition to the representations and warranties of the Company set forth in Section 2, the Company hereby represents and warrants to Beacon in connection with the Option Financing that the Merger and the execution, delivery and performance of any agreements or other documents in connection therewith has been duly authorized by all requisite corporate action on the part of the Company. The proceeds of the Option Financing shall be paid to the Company, and the Company shall deliver the Note duly executed thereby to Beacon, simultaneously with the execution of this Agreement and the Merger Agreement at such place and time as previously agreed upon by the Company and Beacon (such time of payment and delivery being referred to herein as the "Option Financing Closing Date"). Payment shall be made in
                  -----------------------------
same-day funds by wire transfer to such account or accounts as are specified for payment by the Company of the cash portion of the merger consideration payable pursuant to the Merger Agreement against delivery to Beacon of the Note. In addition to the foregoing, on the Option Financing Closing Date, Beacon shall have received the Subordination Letter duly executed by the parties thereto.

     8.15.   Termination.  This Agreement may be terminated by written notice
             -----------
given prior to the Closing: (a) by Beacon, if the Merger has not been consummated by February 21, 1997, or such later date as the parties hereto may agree in writing, (b) by any party hereto, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply full with such party's obligations under this Agreement) on or before February 21, 1997, or such later date as the parties hereto may agree in writing or (c) by the Investors, if a material breach of any of the representations, warranties or covenants of the Company set forth in this Agreement has been committed between the date hereof and the Closing, and such breach has not been either waived by Beacon or cured by the Company within 10 days after the Company's receipt of written notice thereof from Beacon. Termination of this Agreement pursuant to this Section 8.15 shall terminate all obligations of the parties hereto except for the obligations under Sections 4.6(j). 8.1, 8.6, 8.11,
8.13 and 8.14 and Articles VI and VII; provided that termination of this
                                       --------
Agreement pursuant to this Section 8.15 (other than clause (b) of this first sentence of this Section 8.15) shall not relieve a defaulting or breaching party hereunder from any liability to the other parties hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination; provided, further, that, so long as any
                                  -----------------
obligations shall remain outstanding under the Note, all representations and warranties of the Company in Article II and Section 8.14 and all covenants of the Company in Article IV (including Section 4.6) and Article VIII shall not terminate and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                    INTEK INFORMATION INC.



                    By: /s/ Timothy C. O'Crowley
                        -------------------------------------
                        Timothy C. O'Crowley
                        Chief Executive Officer and President


                    THE BEACON GROUP III-FOCUS VALUE FUND, L.P.


                    By:  Beacon Focus Value Investors, LLC, its general partner
                    By:  Focus Value GP, Inc., its member


                    By: /s/ ERIC WILKINSON
                        -------------------------------------------------------
                        Name: Eric Wilkinson
                        Title: Managing Director

                    BAIN & COMPANY, INC.


                    By: /s/ Gary Wilkinson
                        -------------------------------------------------------
                        Gary Wilkinson
                        Treasurer

                    SQUAM LAKE INVESTORS II, L.P.

                    By:  GPI, Inc., its managing general partner


                    By: /s/ Gary Wilkinson
                        -------------------------------------------------------
                        Gary Wilkinson
                        Treasurer